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EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-28277) of Puma Technology, Inc. of our report dated August 25, 1997 appearing in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

Price Waterhouse LLP

San Jose, California
October 28, 1997